UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 9, 2005

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 9, 2005, the Company’s Audit Committee held a meeting in which it discussed with management and the Company’s independent accountants the date on which to recognize the completion of the Company’s firm commitment underwritten initial public offering. The Company’s registration statement had been declared effective by the Securities and Exchange Commission on June 28, 2005 and the Company’s stock began trading on that date. Payment for the stock was not transferred to the Company until the IPO closed on July 1, 2005. In the June 30, 2005 financial information that accompanied the Company’s July 28, 2005 earnings release and corresponding Form 8-K filing, the Company recorded the IPO transaction as of the effective date, June 28, 2005. Management and the Audit Committee concluded that the IPO transaction should properly be recorded as of the closing date, July 1, 2005. Additionally, since the conversion of the Company’s preferred stock into common stock was effective immediately prior to the closing of the IPO, it should also have been reflected as having occurred July 1, 2005.

The Form 10-Q for the quarter ended June 30, 2005, filed concurrent herewith, reflects this determination and presents financial statements that exclude the impact of the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: August 12, 2005	By:	/s/ James D. Merselis
James D. Merselis
President and Chief Executive Officer